UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Check the Appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

e-Smart Technologies, Inc.

(Name of Registrant as Specified in its Charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which investment applies:

(2)	Aggregate number of securities to which investment applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

This Information Statement is being furnished by the Board of Directors of e-Smart Technologies, Inc. to our shareholders to provide information with respect to action taken by unanimous consent of our Board and consent of a majority of the outstanding shares of our common stock.

E-SMART TECHNOLOGIES, INC.

526 West 26th Street, Suite 710

New York, NY 10001

NOTICE OF BOARD OF DIRECTOR AND SHAREHOLDER

ACTION BY WRITTEN CONSENT

June 1, 2006

Our Board of Directors and a majority of the shareholders of e-Smart Technologies, Inc., have taken action by written consent to approve an amendment to our Certificate of Incorporation, which amendment will increase the number of shares of our Common Stock, $.001 par value per share, that we are authorized to issue from 200,000,000 to 500,000,000.

Shareholders of record at the close of business on May 15, 2006 will be entitled to notice of this action by written consent. Since the actions have already been approved by holders of a majority of the outstanding shares of our voting stock, no proxies are being solicited. We anticipate that the increase in authorized shares will become effective on or after July 15, 2006.

Mary A. Grace President

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

E-SMART TECHNOLOGIES, INC.

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Shareholders holding a majority of the voting power of our company took action by written consent on October 5, 2005 for the purpose of approving an amendment to the company’s certificate of incorporation (the “Amendment”) to increase the number of shares of capital stock that we are authorized to issue from 200,000,000 to 500,000,000.

Shareholders Entitled to Vote

Approval of the matters actions described herein requires the written consent of the holders of a majority of the outstanding stock of each voting group entitled to vote on such matters. As of October 5, 2005, there were 200,000,000 shares of our common stock outstanding and no shares of our preferred stock outstanding. Holders of our common stock are entitled to one vote per share. Shareholders of record at the close of business on May 15, 2006, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Amendment requires the consent of the holders of a majority of the shares of common stock. On October 5, 2005, holders of the voting rights with respect to greater than fifty one percent of our common stock delivered written consents to us adopting the proposal set forth herein.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owner

Set forth below are the number of shares of our Common Stock, $.001 par value per share, owned beneficially, or known by us to be owned beneficially, by any holder of more than 5% of any class of such security:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
IVI Smart Technologies, Inc. 526 West 26th Street Suite 710 New York, NY 10001	272,456,156	(2) (3)	68.11%

Mary A. Grace 526 West 26th Street Suite 710 New York, NY 10001	5,000,000	(4) (5) (6)	1.25

Wayne Drizin 526 West 26th Street Suite 710 New York, NY 10001	215,000	(7) (8)	—

Tamio Saito 526 West 26th Street Suite 710 New York, NY 10001	2,500,000	(9) (10)	0.62

(1)	Assumes the filing of the Amendment and 400,000,000 issued and outstanding shares.
(2)	Gives numerical effect to the issuance of 200,000,000 shares of common stock to IVI Smart Technologies, Inc. (“IVI”) in accordance with the Plan, but which will be deferred until the filing of the Amendment.
(3)	Includes 2,456,156 shares owned of record by Intermarket Ventures, Inc., a Utah corporation (‘Intermarket”) that owns 83.3% of the outstanding shares of IVI. Intermarket, is controlled by Mary A. Grace, Tamio Saito and Wayne Drizin, collectively.
(4)	Does not include options to acquire an aggregate of 31,575,000 shares of our common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of our common stock to IVI Smart upon the filing of the Amendment.

(5)	Does not include: (i) an aggregate of 81,736,847 shares of common stock which may be attributable to Ms. Grace by virtue of her 30% equity ownership of Intermarket, which shares include those owned by IVI.
(6)	Does not include: (i) an aggregate of 2,050,000 shares owned of record by James Michael Phelan; or (ii) an aggregate of 2,175,000 shares owned of record by John Daniel Phelan, each adult sons of Mary Grace, neither of whom reside with her; (iii) an aggregate of 300,000 shares owned by Michele, Steven and Virginia Grace, family of Mary Grace, none of whom reside with her; or (iv) an aggregate of 200,000 shares owned of record by David N. Phelan, Ms. Grace’s former spouse from whom she has been divorced since 1975. Ms. Grace disclaims beneficial ownership of the shares owned by her former husband, her adult children, and her family.
(7)	Does not include options to acquire an aggregate of 31,425,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of common stock to IVI upon the filing of the Amendment.
(8)	Does not include: (i) an aggregate of 49,042,108 shares of common stock which may be attributable to Mr. Drizin by virtue of his 18% equity ownership of Intermarket, which shares include those owned by IVI.
(9)	Does not include options to acquire an aggregate of 20,000,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of common stock to IVI upon the filing of the Amendment.
(10)	Does not include: (I) an aggregate of 27,245,615 shares of common stock which may be attributable to Mr. Saito by virtue of his 10% ownership of Intermarket; which shares include those owned by IVI.

Security Ownership of Management

The following information is furnished as of March 31, 2006 to reflect the terms of the Plan of Reorganization. Set forth below are the number of shares of our Common Stock, $.001 par value per share, owned beneficially by each of our executive officers and directors and by all of our executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Mary A. Grace 526 West 26th Street, #710 New York, NY 10001	5,000,000	(2) (3) (4)	1.25

Tamio Saito 526 West 26th Street, #710 New York, NY 10001	2,500,000	(5) (6)	0.62

David C. Williams 526 West 26th Street, #710 New York, NY 10001	300,000		—

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Thomas J. Volpe 526 West 26th Street, #710 New York, NY 10001	—	(7)

Elliott H. Cole 526 West 26th Street, #710 New York, NY 10001	—	(8)

All officers and directors as a group			1.95%

All of five persons	7,800,000	(10)

(1)	Assumes the filing of the Amendment and 500,000,000 issued and outstanding shares.
(2)	Does not include: (i) an aggregate of 2,050,000 shares owned of record by James Michael Phelan; or (ii) an aggregate of 2,175,000 shares owned of record by John Daniel Phelan, each adult sons of Mary Grace, neither of whom reside with her; (iii) an aggregate of 300,000 shares owned by Michele, Steven and Virginia Grace, family of Mary Grace, none of whom reside with her; or (iv) an aggregate of 200,000 shares owned of record by David N. Phelan, Ms. Grace’s former spouse from whom she has been divorced since 1975. Ms. Grace disclaims beneficial ownership of the shares owned by her former husband, her adult children, and her family.
(3)	Does not include options to acquire an aggregate of 31,575,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of common stock to IVI upon the filing of the Amendment.
(4)	Does not include: (i) an aggregate of 81,736,847 shares of common stock which may be attributable to Ms. Grace by virtue of her 30% equity ownership of Intermarket, which shares include those owned by IVI.
(5)	Does not include options to acquire an aggregate of 20,000,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of common stock to IVI upon the filing of the Amendment.
(6)	Does not include: (i) an aggregate of 27,245,615 shares of common stock which may be attributable to Mr. Saito by virtue of his 10% ownership of Intermarket, which shares include those owned by IVI.
(7)	Does not include options granted to Mr. Volpe to purchase an aggregate of 1,000,000 shares of our common stock.
(8)	Does not include options granted to Mr. Cole to purchase an aggregate of 1,000,000 shares of our common stock.
(9)	Does not include options granted to management and the co-inventor of our Super Smart Card™ technology to acquire an aggregate of 83,000,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of common stock to IVI Smart upon the filing of the Amendment.

Wayne Drizin, the co-inventor of our Super Smart Card™ technology, is a consultant and not a member of our management team. Notwithstanding the foregoing, the following is information concerning Mr. Drizin’s equity ownership in our Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Wayne Drizin 526 West 26th Street, #710 New York, NY 10001	215,000	(1)(2)	—

(1)	Does not include options to acquire an aggregate of 31,425,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of common stock to IVI upon the filing of the Amendment.
(2)	Does not include: (i) an aggregate of 49,042,108 shares of common stock which may be attributable to Mr. Drizin by virtue of his 18% equity ownership of Intermarket, which shares include those owned by IVI.

Changes in Control

There have been no changes in control of the Company during the fiscal year ended December 31, 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2005, with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance, aggregated as follows: (i) all compensation plans previously approved by security holders; and (ii) all compensation plans not previously approved by security holders.

Equity Compensation Plan Information

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS(b)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS(b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCES UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)(c)
Equity compensation plans approved by security holders	93,000,000	(1)	$.62	65,000,000	(2)

(1)	Include options granted to management and the co-inventor of our Super Smart Card™ technology to acquire an aggregate of 83,000,000 shares of common stock granted on February 13, 2002 and December 1, 2003 which will be cancelled simultaneously with the issuance of 200,000,000 shares of our common stock to IVI upon the filing of the Amendment. None of these options were issued under the Company’s 2003 Long Term Plan.
(2)	Represents shares remaining available for issuance under our 2003 Long Term Plan.

ACTION 1

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Proposals and Board Recommendation

On September 14, 2005, our Board of Directors and a majority of our stockholders approved an amendment to the certificate of incorporation. The Amendment is reflected in the form of the Certificate of Amendment to Certificate of Incorporation (the “Form of Amendment”) is attached hereto as Exhibit A.

The amendment deals with only one subject:

An Increase in Authorized Capital Stock of the Company. The Company’s Certificate of Incorporation currently authorizes the Company to issue up to 200,000,000 shares of Capital Stock. As of March 31, 2006, Company records indicate that the Company had issued and outstanding all 200,000,000 shares of Capital Stock. As a result, the number of authorized, non-designated shares of Preferred Stock available for issuance by the Company in the future has been reduced to zero, and the Company’s flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been entirely eliminated. The proposed increase of authorized shares will improve the Company’s flexibility to take such actions. The Company has no understandings or agreements at this time with regard to any actions other than completion the issuance of the 200,000,000 reorganization shares due IVI. Of the 100,000,000 remaining authorized shares, 5,000,000 will be reserved for the Preferred Stock authorized by our charter but heretofore unissued, and 95,000,000 will be reserved for future issuance, 65,000,000 for options granted under the 2003 Long Term Plan, and 35,000,000 for general corporate purposes.

Voting Procedures.

The foregoing corporate actions were taken without a meeting or formal vote of stockholders solely on the basis of the Written Consent of a majority of our outstanding shares which are owned by IVI and management. No further vote of stockholders is required by our Articles of Incorporation or Bylaws or by applicable provisions of the Nevada Revised Statutes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: New York, New York June 15, 2006

E-SMART TECHNOLOGIES, INC.

BY:	/s/ Mary Grace

Mary Grace, President

EXHIBIT “A”

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

E-SMART TECHNOLOGIES, INC.

A NEVADA CORPORATION

(Pursuant to Section 78.380 of the Nevada Revised Statutes)

We the undersigned, Mary A. Grace and Tamio Saito, the President and Chief Technology Officer, respectively of e-Smart Technologies, Inc. (the “Corporation”) do hereby certify the following:

The Board of Directors and the holders of approximately 51% of the Corporation’s issued and outstanding shares of common stock adopted resolutions to amend the Corporation’s Paragraphs of Incorporation (the “Resolutions”). As authorized by the Resolutions, and pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes:

The Corporation’s Articles of Incorporation are amended to revise Paragraph 4. thereof, which Paragraph is to read in its entirety as follows:

4. Shares: A. The total number of shares of capital stock which may be issued by the Corporation is Five Hundred Million (500,000,000) shares, Four Hundred Ninety Five Million (495,000,000) of which shall be common stock, having a par value of $.001 per share (the “Common Stock”), and Five million (5,000,000) of which shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

IN WITNESS WHEREOF, the undersigned have executed this certificate on the 15th day of June, 2006.

E-SMART TECHNOLOGIES, INC.

By:		By:
	Mary A. Grace, President		Tamio Saito, Chief Technology Officer